Beadle, McBride, Evans & Reeves, LLP                     Las Vegas, NV 89119
accountants and consultants				 Tel: (702) 597-0010
							 Fax: (702) 597-2767








          INDEPENDENT AUDITORS' CONSENT


          We consent to the use of Left Right Marketing Technology, Inc. on Form 14-C of our Auditors' Report, dated April 27,
	  2005,  on  the  balance   sheet  of  Left Right  Marketing
	  Technology, Inc. as of December 31, 2004 and the related statement of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2004.



	  /s/ Beadle, McBride, Evans & Reeves, LLP
	  ----------------------------------------
              Beadle, McBride, Evans & Reeves, LLP

          March 17, 2006
          Las Vegas, Nevada